Skye Bioscience Names Independent Director Paul Grayson as Chairman of the Board

SAN DIEGO, California October 29, 2024 -- Skye Bioscience, Inc. (Nasdaq: SKYE) (“Skye”), a
clinical-stage biopharmaceutical company focused on unlocking new therapeutic pathways for metabolic health, today announced the Board has appointed independent director Paul Grayson as Skye’s new Chairman of the Board, effective October 25, 2024. Mr. Grayson currently serves as a member of Skye’s Audit, Compensation and Nominating and Corporate Governance Committees. Punit Dhillon, Skye’s Chief Executive Officer, will continue to serve as a member of the Board.

Punit Dhillon, Skye’s Chief Executive Officer and former Chairman of the Board, commented, “We have a high bar with respect to how we operate Skye and saw this as a suitable juncture to increase independence of the Board and management in order to improve governance structures and enhance oversight capabilities. We could not be more delighted to have Mr. Grayson accept Skye’s Board nomination to the role of Chairman. His appointment further advances efforts to fully utilize the best talent at this crucial phase of Skye’s development journey. Mr. Grayson is a successful biotechnology entrepreneur with a proven industry track record as a leader, and we look forward to his role in helping optimize the contribution of the Board in strategically guiding the development of our lead asset as a next-generation therapy in obesity and other metabolic, inflammatory and fibrotic conditions.”

Paul Grayson, Skye’s Chairman of the Board, said, “I am delighted to accept this appointment as Skye’s Chairman of the Board. Having participated in Skye’s journey to date, I applaud the professionalism of Skye’s management team and I believe there is a distinct opportunity for nimacimab’s peripheral CB1 inhibitor to play a broad role in metabolic diseases including obesity. I look forward to the work that lays before us and working through execution of the Company’s strategic roadmap and milestones to come.”

Paul Grayson currently serves as Chief Executive Officer of Radionetics Oncology. Recently he was the President and CEO of Tentarix Biotherapeutics, an oncology company focused on multi-functional biologics. His previous experiences additionally include founding roles at Fate Therapeutics (NASDAQ: FATE), BirdRock Bio (acquired by Skye Bioscience), Senomyx (acquired by Firmenich), and Aurora Biosciences (acquired by Vertex Pharmaceuticals).

About Skye Bioscience

Skye is focused on unlocking new therapeutic pathways for metabolic health through the development of next-generation molecules that modulate G-protein coupled receptors. Skye's strategy leverages biologic targets with substantial human proof of mechanism for the development of first-in-class therapeutics with clinical and commercial differentiation. Skye is conducting a Phase 2 clinical trial (ClinicalTrials.gov: NCT06577090) in obesity for nimacimab, a negative allosteric modulating antibody that peripherally inhibits CB1. This study is also assessing the combination of nimacimab and a GLP-1R agonist (Wegovy®). For more information, please visit: www.skyebioscience.com. Connect with us on X and LinkedIn.

CONTACTS

Investor Relations
ir@skyebioscience.com
(858) 410-0266

LifeSci Advisors, Mike Moyer
mmoyer@lifesciadvisors.com
(617) 308-4306

Media Inquiries
LifeSci Communications, Michael Fitzhugh
mfitzhugh@lifescicomms.com
(628) 234-3889

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. These forward looking statements include, but are not limited to: statements regarding our product development, statements regarding the ability of nimacimab to treat obesity or related indications, and statements regarding the therapeutic potential of nimacimab. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Company’s periodic filings with the Securities and Exchange Commission, including in the “Risk Factors” section of Skye’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.